Exhibit 23(i)

                             SULLIVAN & CROMWELL LLP

                                   LETTERHEAD

                                                      April 28, 2003

The Seligman Funds and the Series Thereof
Named on Schedule 1 (each, a "Fund"),
100 Park Avenue,
New York, N.Y. 10017.

Dear Sirs:

      In connection with the Post-Effective Amendment to its Registration Statement on Form N-1A that each Fund expects to file under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of capital stock, with the par value per share indicated on Schedule 1, of the class designated as Class R shares (the "Shares") of such Fund, we, as your counsel, have examined such corporate or trust records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

      The number of shares of each class of capital stock that each Fund is authorized to issue at any time (except with regard to Seligman High Income Fund Series, which is authorized by its Declaration of Trust to issue an unlimited number of Shares of each of its series) is determined by adding to the number of shares of such class then outstanding additional authorized shares in an amount determined according to a formula set forth in the Fund's charter. The formula allocates to each class an equal portion of the number of shares representing the difference between the number of shares that the Fund is authorized to issue and the total number of shares of all classes of such Fund outstanding at such time.

      Upon the basis of such examination, we advise you that, in our opinion, each Fund is authorized to issue the number of Shares determined in accordance with the charter or

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Declaration of Trust of such Fund as described above and, when the
Post-Effective Amendment referred to above filed by such Fund has become effective under the Securities Act and the Shares have been issued (a) for at least the par value thereof in accordance with the Registration Statement referred to above, (b) so as not to exceed the then authorized number of Shares of such Fund and (c) in accordance with the authorization of the Board of Directors or Board of Trustees, the Shares will be duly and validly issued, fully paid and non-assessable.

      The foregoing opinion is limited to the Federal laws of the United States, the business trust law of the Commonwealth of Massachusetts and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to Seligman High Income Fund Series, we have, with your approval, relied as to all matters of Massachusetts law upon the opinion, dated April 28, 2003, of Hale and Dorr LLP, a copy of which is attached hereto, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Hale & Dorr LLP.

      We hereby consent to the filing of this opinion as an exhibit to each Post-Effective Amendment referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,


                                        /s/ Sullivan & Cromwell LLP

                                        SULLVIAN & CROMWELL LLP


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                                   SCHEDULE 1

Each of the following Funds is a Maryland corporation:

Seligman Capital Fund, Inc. (par value $1.000 per share)

Seligman Cash Management Fund, Inc. (par value $0.010 per share)

Seligman Common Stock Fund, Inc. (par value $0.500 per share)

Seligman Communications and Information Fund, Inc. (par value $0.100 per share)

Seligman Frontier Fund, Inc. (par value $0.100 per share)

Seligman Global Fund Series, Inc. (par value $0.001 per share), on behalf of

      Seligman Emerging Markets Fund

      Seligman Global Growth Fund

      Seligman Global Smaller Companies Fund

      Seligman Global Technology Fund

      Seligman International Growth Fund

Seligman Growth Fund, Inc. (par value $1.000 per share)

Seligman Investment Grade Fixed Income Fund, Inc. (par value $0.001 per share)

Seligman Value Fund Series, Inc. (par value $0.001 per share), on behalf of

      Seligman Large-Cap Value Fund

      Seligman Small-Cap Value Fund

The following Fund is a Massachusetts business trust:

Seligman High Income Fund Series (par value $0.001 per share), on behalf of
      Seligman High-Yield Bond Series
      Seligman U.S. Government Securities Series


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